FOR IMMEDIATE RELEASE

HENAN PROVINCE PINGDINGSHAN HONGLI COAL & COKE CO., LTD.
ENTERS INTO NEW RMB 360 MILLION MEDIUM-TERM LOAN AGREEMENT

PINGDINGSHAN, China – April 5, 2011 - SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq:SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced that on April 2, 2011, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) entered into a medium-term loan agreement with Bairui Trust Co., Ltd. (“Bairui”), pursuant to which Bairui has loaned Hongli the sum of RMB 360 million (approximately $54 million), of which RMB 180 million is due in two years and RMB 180 million in three years, with an APR of 6.3%.  All of the Company’s business operations are currently conducted by Hongli, which the Company controls through contractual arrangements.  Additional details regarding the new loan agreement can be found in the Company’s current report on Form 8-K, to be filed with the Securities and Exchange Commission on April 5, 2011.

SinoCoking’s Chairman and CEO, Mr. Jianhua Lv noted, “The new loan significantly improves our financial position and provides us with the funds needed to accelerate our growth strategy, including the completion of the construction of the new coke facility with projected annual production capacity of 900,000 metric tons, the purchase of raw materials needed to start production at the new coke facility once construction is completed and, in addition to our ongoing consolidation, the ability to take advantage of other acquisition opportunities as they present themselves.”

About SinoCoking
SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking currently has mining rights and capacity to extract 300,000 metric tons of coal per year from its own mines located in the Henan Province in central China. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, a British Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

April 5, 2011
SinoCoking News Release	Page 2

Forward Looking Statement
This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

Contact:
SinoCoking	Investor Relations Counsel:
Sam Wu	The Equity Group Inc.
Chief Financial Officer	Lena Cati / lcati@equityny.com / (212) 836-9611
+ 86-375-2882-999	Linda Latman / llatman@equityny.com / (212) 836-9609
sinocoking@sina.com	www.theequitygroup.com